Exhibit 10.22

FIFTEENTH AMENDMENT TO REVOLVING CREDIT
AND SECURITY AGREEMENT
This FIFTEENTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 9, 2017 by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:
RECITALS
WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Revolving Credit and Security Agreement, dated as of December 22, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).
WHEREAS, as set forth in Section 2.2(x) of Exhibit A to that certain Fourteenth Amendment to Revolving Credit and Security Agreement dated as of March 13, 2017, Agent and Lenders have provided Borrowers with an Equipment Loan in the principal amount of $2,500,000, as evidenced by that certain Equipment Note dated March 13, 2017.
WHEREAS, Borrowers have also requested that Agent and Lenders amend Section 2.1(a) of the Credit Agreement and make certain other amendments to the Credit Agreement. Agent and Lenders are agreeable to the Borrowers’ requests but only on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
A.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.
B.Recitals. The Recitals above are incorporated herein as though set forth in full and the Borrowers stipulate to the accuracy of each of the Recitals.
C.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
1.New Definition. The following new definitions are hereby added to Section 1.2 of the Credit Agreement in proper alphabetical order to read as follows:
“Fifteenth Amendment’ means the Fifteenth Amendment to Revolving Credit and Security Agreement dated as of June ___, 2017 among Borrowers, the Lenders party thereto and Agent.”
2.Amendment to Section 2.1(a) of the Credit Agreement. Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the applicable Maximum Revolving Advance Amount at such time, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)up to 85%, subject to the provisions of Section 2.1(b) (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii)up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its discretion, reasonably exercised) or (C) the applicable Inventory Sublimit (provided, that (A) the amount of Eligible ATS Inventory included in this clause (ii) shall not exceed $9,000,000 and (B) the amount of Eligible Work In Process Inventory included in this clause (ii) shall not exceed $1,000,000), plus

(iii)with respect to each fiscal year of the Borrowers, during the respective period set forth below for such fiscal year, the amount applicable to such period

Period	Amount
December	$8,000,000
January	$8,000,000
February	$11,000,000
March	$14,000,000
April	$14,000,000
May	$14,000,000
June	$14,000,000
July	$11,000,000
August 1 through 31	$8,000,000

minus

(iv) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus
(v) Reserves.
The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), and (iii) minus (y) Section 2.1 (a)(y)(iv) and (v) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Notes”) substantially in the form attached hereto as Exhibit 2.1(a).”
For the avoidance of doubt, except as amended under this Section 2, Section 2.1 of the Credit Agreement remains in full force and effect.
3.Amendment to Section 2.2(x) of the Credit Agreement. Section 2.2(x) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“2.2X Equipment Loans.
(i)     Immediately prior to the effectiveness of the Fourteenth Amendment, the outstanding amount of Advances under the Temporary Equipment Line are in the aggregate amount of $90,876.15. Upon the effectiveness of the Fourteenth Amendment, all such outstanding Advances shall be converted to an Equipment Loan (as defined below) and no further Advances shall be available to Borrowers under the Temporary Equipment Line. As such, immediately upon the effectiveness of the Fourteenth Amendment and the conversion of outstanding Advances under the Temporary Equipment Line into an Equipment Loan, all outstanding Revolving Advances under the Temporary Equipment Line shall be reduced to $0 and thereafter Revolving Advances shall be available to Borrowers up to the Formula Amount as set forth herein. For the avoidance of doubt, the Equipment Loan existing on the Fourteenth Amendment Date shall accrue interest at the Equipment Loan Rate and be payable monthly in accordance with Section 3.1.
(ii)    Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall, from time to time, make Advances (each, an “Equipment Loan” and collectively, the “Equipment Loans”) to one or more Borrowers in an amount equal to such Lender’s Commitment Percentage of the applicable Equipment Loan to finance Borrowers’ purchase of equipment for use in Borrowers’ production line business in Arkansas and Torrance, California. All such Equipment Loans shall be in such amounts as are requested by Borrowing Agent, but in no event shall any Equipment Loan exceed eight five (85%) percent for new equipment and eighty (80%) percent for used equipment of the Net Invoice Cost of the equipment being purchased by Borrowers and the total amount of all Equipment Loans advanced hereunder shall not exceed, in the aggregate, the Maximum Equipment Loan Amount. Once repaid, Equipment Loans may not be reborrowed.
(iii)    Equipment Loans shall be made available to Borrowers during the period commencing on the Fourteenth Amendment Date and ending on March 12, 2018 (the “Borrowing Period”). At the end of the Borrowing Period, Agent shall calculate the aggregate principal balance of all then outstanding Equipment Loans, which amount shall amortize in equal and consecutive monthly installments of principal, based on a three (3) year amortization schedule, the first of which installments shall be due and payable on the first day of the next month after the end of the Borrowing Period, and the remaining installments of which shall be due and payable on the first day of each month thereafter (the amount of each such monthly installment, the “Borrowing Period Monthly Installment”), provided, however, that the aggregate principal balance of all Equipment Loans, together with all accrued and unpaid interest thereon, and all unpaid fees, costs and expenses payable hereunder in connection therewith, shall be due and payable in full upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. Equipment Loans shall be evidenced by one or more secured promissory notes (collectively, the “Equipment Note”) in substantially the form attached hereto as Exhibit 2.2X. The Equipment Loans may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing Agent may request and interest is payable as set forth in Section 3.1; and in the event that Borrowers desire to obtain or extend any Equipment Loan (or any portion thereof) as a LIBOR Rate Loan or to convert any Equipment Loan (or any portion thereof) from a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Section 2.2(a) and (b) and the provision of Sections 2.2 shall apply.”
D.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Fifteenth Amendment Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
1.Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment;
2.Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;
3.No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
4.Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.
E.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:
1.Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.
2.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.
F.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.
G.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.
H.Integration. This Amendment, together with the Credit Agreement and the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
I.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
J.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Fifteenth Amendment Effective Date.
K.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
L.Governing Law. This Amendment is a Loan Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.
M.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.
N.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
O.Jury Trial Waiver. To the extent not prohibited by applicable law, each party to this Amendment hereby expressly waives any right to trial by jury of any claim, demand, action, or cause of action 1. arising under this

Amendment or any other instrument, document, or agreement executed or delivered in connection herewith, or 2. in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Amendment or any other instrument, document, or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise and each party hereto hereby consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury, and that any party to this Amendment may file an original counterpart or a copy of this Section with any court as written evidence of the consents of the parties hereto to the waiver of their right to trial by jury. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Article XII of the Credit Agreement, INCLUDING WITHOUT LIMITATION SECTION 12.3, shall apply to this Amendment.
P.Total Agreement. This Amendment, the Credit Agreement, and the other Loan Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower

By: _____/s/Robert E. Dose_______
Name:    Robert E. Dose

Title:	Vice President

VIRCO INC.,
a Delaware corporation, as a Borrower

By: _____/s/Robert E. Dose_______

Name:	Robert E. Dose

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By: _____/s/Jeanette Vandenbergh___

Name:	Jeanette Vandenbergh
Title:      Senior Vice President